Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Select Maturities
Municipal Fund
33-50008
811-7056

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC
filing on June 21, 2005, under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007669.